Exhibit 99.1

Anadarko Petroleum Corporation’s Statements of Revenues and Direct Operating Expenses for the oil and gas assets in Dimmit, LaSalle, Maverick, Webb, and Zavala Counties (the “Eagleford Properties”)

December 31, 2015 and 2014,

and Nine Months ended September 30, 2016

(With Independent Auditors’ Report Thereon)

ANADARKO PETROLEUM CORPORATION

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(832) 636-1000

KPMG LLP

811 Main Street

Houston, TX 77002

Independent Auditors’ Report

The Board of Directors

Anadarko Petroleum Corporation:

Report on the Financial Statements

We have audited the accompanying Statements of Revenue and Direct Operating Expenses of Anadarko Petroleum Corporation’s oil and gas assets in Dimmit, LaSalle, Maverick, Webb and Zavala Counties in Texas (the “Eagleford Properties” or the “Statements”) for each of the years ended December 31, 2015 and 2014, and the nine months ended September 30, 2016, and the related notes to the Statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these Statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Eagleford Properties for each of the years ended December 31, 2015 and 2014, and the nine months ended September 30, 2016, in accordance with U.S. generally accepted accounting principles.

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

Emphasis of Matter

As described in note 2, the accompanying Statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the operations of the properties. Our opinion is not modified with respect to this matter.

Other Matters

Accounting principles generally accepted in the United States of America require that the supplemental information relating to oil and natural gas producing activities be presented to supplement the basic financial statements. Such information, although not a part of the basic financial statements, is required by the United States Financial Accounting Standards Board who as described in Accounting Standards Codification Topic 932-235-50 considers the supplemental information to be an essential part of financial reporting for placing the basic financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic financial statements, and other knowledge we obtained during our audit of the basic financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/ KPMG LLP

Houston, Texas
January 18, 2017

2

ANADARKO PETROLEUM CORPORATION’S EAGLEFORD PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

	Nine Months Ended		Years Ended
	September 30,		December 31,
		(unaudited)
thousands	2016	2015	2015	2014
Revenues
Oil and condensate sales	$122,039	$217,006	$267,034	$421,262
Natural-gas sales	39,922	55,734	69,084	94,147
Natural-gas liquids sales	34,513	43,422	55,667	109,109
Total revenues	196,474	316,162	391,785	624,518
Direct Operating Expenses
Lease operating expenses	102,548	118,658	155,900	126,752
Production and other taxes	10,128	15,340	16,656	29,294
Total direct operating expenses	112,676	133,998	172,556	156,046
Excess of Revenues Over Direct Operating Expenses	$83,798	$182,164	$219,229	$468,472

See accompanying notes to the Statements of Revenues and Direct Operating Expenses.

Anadarko Petroleum Corporation’s Eagleford Properties

Notes to the Statements of Revenues and Direct Operating Expenses

1.       Background Information

Anadarko Petroleum Corporation (the “Company”) holds an approximate average working interest of 47 percent in over 318,000 gross acres and operates more than 1,400 producing wells in the Eagleford shale development. The Eagleford Properties are located in Dimmit, LaSalle, Maverick, Webb, and Zavala counties in the state of Texas.

On January 12, 2017, two wholly owned subsidiaries of the Company entered into a definitive purchase and sale agreement to sell equal parts of the Company’s interest in the Eagleford Properties to two third-party buyer groups. Unless otherwise noted, amounts presented in the accompanying Statements of Revenues and Direct Operating Expenses of Anadarko Petroleum Corporation’s Eagleford Properties (the “Statements”), the Notes to the Statements, and the Supplementary Oil and Gas Disclosures represent 50 percent of the Company’s interest in the Eagleford Properties.

2.       Summary of Significant Accounting Policies

Basis of Presentation The accompanying Statements include revenues from the sale of oil, condensate, natural-gas, and natural-gas liquids (NGLs) and direct operating expenses for the nine months ended September 30, 2016 and 2015, and the years ended December 31, 2015 and 2014. Revenues and direct operating expenses included in the Statements represent 50 percent of the Company’s interest in the Eagleford Properties and are presented on the accrual basis of accounting. During the periods presented, the Eagleford Properties were not accounted for or operated as a separate division or entity by the Company. Accordingly, complete financial statements under U.S. generally accepted accounting principles are not available or practicable to produce for the Eagleford Properties. The Statements are not intended to be a complete presentation of the results of operations of the Eagleford Properties and may not be representative of future operations as they do not include indirect general and administrative expenses; interest expense; depreciation, depletion, and amortization; provision for income taxes; and certain other revenues and expenses not directly associated with revenues from the sale of oil, condensate, natural-gas, and NGLs.

Use of Estimates Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements. These estimates and assumptions are based on management’s best estimates and judgment. Actual results may differ from those estimates.

Revenues  The Company’s oil and condensate production from the Eagleford Properties is sold to marketers, gatherers, and refiners. Natural-gas production is primarily sold to the Company’s marketing affiliate. NGLs are sold primarily to marketers, including the Company’s marketing affiliate, gatherers, and refiners. The Company recognizes sales revenues for oil and condensate, natural gas, and NGLs based on the amount of each product sold to purchasers when delivery to the purchaser has occurred and title has transferred. This primarily occurs when product has been delivered to a pipeline.

Direct Operating Expenses  Direct operating expenses are recognized when incurred and include (a) lease operating expenses, which consist of gathering and processing, salaries and wages, water costs, lease and well repairs and maintenance, utilities and other direct operating expenses; (b) production taxes; and (c) ad valorem taxes. Gathering and processing services are primarily provided by the Company’s midstream affiliates.

New Accounting Standards Issued but Not Yet Adopted The FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes current revenue recognition requirements and industry-specific guidance. The codification was amended through additional ASUs and, as amended, requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. The Company is required to adopt the new standard in the first quarter of 2018 using one of two retrospective application methods. The Company is continuing to evaluate the provisions of this ASU and is therefore unable to disclose the impact that adopting ASU 2014-09 may have on the Statements for the Eagleford Properties.

Anadarko Petroleum Corporation’s Eagleford Properties

Notes to the Statements of Revenues and Direct Operating Expenses

3.       Related Party Transactions

A substantial majority of the Eagleford Properties’ natural-gas and a portion of its NGLs and oil and condensate are sold to the Company’s marketing affiliate. In addition, gathering and processing services are primarily provided by the Company’s midstream affiliates.

Transactions with affiliates during the periods presented are as follows:

	Nine Months Ended		Years Ended
	September 30,		December 31,
		(unaudited)
thousands	2016	2015	2015	2014
Oil and condensate sales	$406	$2,071	$2,720	$5,947
Natural-gas sales	39,922	55,729	69,077	94,120
NGLs sales	16,119	15,928	21,115	46,575
Lease operating expenses	74,646	81,862	107,268	81,659

4.       Major Customers

Sales to individual customers that exceeded 10% of total revenues in each of the periods presented are as follows:

	Nine Months Ended		Years Ended
	September 30,		December 31,
		(unaudited)
thousands	2016	2015	2015	2014
Sales
Third-party purchaser	$56,550	$81,533	$103,358	$210,559
Third-party purchaser	58,605	74,411	98,639	116,638
Third-party purchaser	—	32,999	—	—
Affiliate purchaser	56,447	73,728	92,912	146,642

There were no sales to other customers that exceeded 10% of total revenues in any of the periods presented.

Anadarko Petroleum Corporation’s Eagleford Properties

Notes to the Statements of Revenues and Direct Operating Expenses

5.       Commitments

Amounts presented below represent the Company’s lease and contractual obligations related to the Eagleford Properties and have not been reduced to 50 percent of the Company’s obligation.

Lease Obligations The Company has various commitments under noncancelable operating lease agreements, principally for the use of compressors and other equipment. Aggregate future payments under leases related to the Eagleford Properties total $6.0 million, of which $0.7 million is expected to be paid in the remaining months of 2016, $2.3 million in 2017, $1.4 million in 2018, $1.1 million in 2019, and $0.5 million in 2020.

Contractual Obligations  The Company enters into various contractual agreements, primarily for gathering services, pipeline capacity, water, utilities, and other services. Aggregate future payments under contracts related to the Eagleford Properties total $1.4 billion, of which $50.1 million is expected to be paid in the remaining months of 2016, $170.7 million in 2017, $166.5 million in 2018, $160.2 million in 2019, $163.0 million in 2020, and $728.9 million thereafter. Approximately $1.0 billion of the total contractual obligations are with the Company’s midstream affiliate and primarily relate to gathering services agreements. These amounts represent the Company’s obligation based on its interest in the Eagleford Properties.

6.       Contingencies

The Company is subject to legal proceedings, claims, and liabilities that arise in the ordinary course of business as well as various environmental-remediation and reclamation obligations arising from federal, state, and local laws and regulations. The Company does not believe that the liability with respect to these actions will have a material adverse effect on the operations or financial results related to the Company’s approximate average 47 percent working interest in the Eagleford Properties.

7.       Subsequent Events

The Company has evaluated subsequent events through January 18, 2017, the date the Statements were available to be issued, and has concluded there are no material subsequent events that would require disclosure in these financial statements.

Anadarko Petroleum Corporation’s Eagleford Properties

Supplementary Oil and Gas Disclosures (Unaudited)

The unaudited supplemental information on oil and gas exploration and production activities related to the Eagleford Properties for 2015 and 2014 has been presented in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas and the Securities and Exchange Commission’s final rule, Modernization of Oil and Gas Reporting. The Oil and Gas Reserves and the Standardized Measure of Discounted Future Net Cash Flows represent 50 percent of Anadarko’s interest in the Eagleford Properties.

Oil and Gas Reserves

The following reserves disclosures relate to the Eagleford Properties and reflect estimates of proved reserves, proved developed reserves, and proved undeveloped reserves, net of third-party royalty interests, of oil, condensate, natural gas, and NGLs owned at each year end and changes in proved reserves during each of the years presented. Oil, condensate, and NGLs volumes are presented in millions of barrels (MMBbls) and natural-gas volumes are presented in billions of cubic feet (Bcf) at a pressure base of 14.73 pounds per square inch. Total volumes are presented in millions of barrels of oil equivalent (MMBOE). For this computation, one barrel is the equivalent of 6,000 cubic feet of natural gas. Shrinkage associated with NGLs has been deducted from the natural-gas reserves volumes.

The Company’s estimates of proved reserves are made using available geological and reservoir data as well as production performance data. These estimates are reviewed annually by internal reservoir engineers and revised, either upward or downward, as warranted by additional data. The results of infill drilling are treated as positive revisions due to increases to expected recovery. Other revisions are due to changes in, among other things, development plans, reservoir performance, commodity prices, economic conditions, and governmental restrictions.

The prices below were used to compute the information presented in the following tables and are adjusted only for fixed and determinable amounts under provisions in existing contracts. Oil and condensate and NGLs prices are presented as price per barrel (Bbl). Gas prices are presented as price per million British thermal units (MMBtu).

	Oil and Condensate per Bbl	Natural Gas per MMBtu	NGLs per Bbl
December 31, 2015	$50.28	$2.59	$19.47
December 31, 2014	$94.99	$4.35	$45.25

Anadarko Petroleum Corporation’s Eagleford Properties

Supplementary Oil and Gas Disclosures (Unaudited)

	Oil and Condensate	Natural Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBOE)
Proved Reserves
December 31, 2013	16	105	15	48
Revisions of prior estimates(1)	20	94	19	55
Production	(5)	(24)	(4)	(13)
December 31, 2014	31	175	30	90
Revisions of prior estimates(1)	5	(1)	(1)	4
Production	(7)	(28)	(4)	(16)
December 31, 2015	29	146	25	78
Proved Developed Reserves
December 31, 2013	10	73	10	32
December 31, 2014	14	99	17	47
December 31, 2015	16	95	16	48
Proved Undeveloped Reserves
December 31, 2013	6	32	5	16
December 31, 2014	17	76	13	43
December 31, 2015	13	51	9	30

(1)         Revisions of prior estimates include the effects of new infill drilling, changes in commodity prices, and other updates, including changes in economic conditions, changes in reservoir performance, and changes to development plans.

Standardized Measure of Discounted Future Net Cash Flows

Estimates of future net cash flows from proved reserves are computed based on the average beginning-of-the-month prices during the 12-month period for the year. Estimated future net cash flows for all periods presented are reduced by estimated future development, production, and abandonment and dismantlement costs based on existing costs, assuming continuation of existing economic conditions. These estimates also include assumptions about the timing of future production of proved reserves, and timing of future development, production costs, and abandonment and dismantlement.

The present value of future net cash flows is not an estimate of the fair value of the Eagleford Properties’ proved reserves. An estimate of fair value would also take into account, among other things, anticipated changes in future prices and costs, the expected recovery of reserves in excess of proved reserves, and a discount factor more representative of the time value of money and the risks inherent in producing oil and natural gas. Significant changes in estimated reserves volumes or commodity prices could have a material effect on the results of operations of the Eagleford Properties.

Anadarko Petroleum Corporation’s Eagleford Properties

Supplementary Oil and Gas Disclosures (Unaudited)

The standardized measure of discounted future net cash flows related to the proved oil and gas reserves of the Eagleford Properties is presented below and excludes income taxes as income tax expense is excluded from the Statements.

	Years Ended December 31,
millions	2015	2014
Future cash inflows	$2,046	$4,261
Future production costs	1,113	1,314
Future development costs	377	875
Future net cash flows	556	2,072
Discounted at 10% per year	179	729
Standardized measure of discounted future net cash flows	$377	$1,343

Changes in the standardized measure of discounted future net cash flows before incomes taxes related to the proved oil and gas reserves of the Eagleford Properties are as follows:

	Years Ended December 31,
millions	2015	2014
Balance, beginning of year	$1,343	$919
Sales and transfers of oil and gas, net of production costs	(219)	(469)
Net changes in prices and production costs	(1,508)	(635)
Changes in estimated future development costs	407	(630)
Extensions, discoveries, and additions	—	3
Development costs incurred during the period	160	117
Revisions of previous quantity estimates	76	1,855
Accretion of discount	135	92
Other	(17)	91
Balance at December 31	$377	$1,343